Exhibit 99.3

EAGLE BANCORP, INC. AND FIDELITY AND TRUST FINANCIAL CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2008

(dollars in thousands)

					June 30, 2008
	June 30, 2008 Eagle	June 30, 2008 Fidelity	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$18,565	$9,266	$(2,946)	Note 3	$24,885
Federal funds sold	63	677	—		740
Interest bearing deposits with banks and other short-term investments	1,391	—	—		1,391
Investment securities available for sale, at fair value	79,585	83,879	—		163,464
Loans held for sale	1,484	3,226	—		4,710
Loans	795,102	355,934	(11,646)	Notes 3, 4	1,139,390
Less allowance for credit losses	(9,154)	(3,915)	—		(13,069)
Loans, net	785,948	352,019	(11,646)		1,126,321
Premises and equipment, net	6,561	3,452	(3,347)	Note 6	6,666
Deferred income taxes	4,362	1,888	1,070	Note 3	7,320
Core deposit and other intangibles, net	—	—	2,304	Notes 1, 3	2,304
Goodwill	—	—	(9,829)	Notes 1, 3	—
			9,829	Note 6
Other assets	17,841	6,685	(6,482)	Note 6	18,044
TOTAL ASSETS	$915,800	$461,092	$(21,047)		$1,355,844

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits:
Noninterest bearing demand	$143,335	$56,465	$—		$199,800
Interest bearing transaction	55,017	6,695	—		61,712
Savings and money market	187,275	88,701	—		275,976
Time, $100,000 or more	171,127	139,943	1,258	Note 3	312,328
Other time	141,687	76,007	517	Note 3	218,211
Total deposits	698,441	367,811	1,775	Note 3	1,068,027
Customer repurchase agreements and federal funds purchased	62,710	51,309	—		114,019
Other short-term borrowings	15,000	12,900	(12,900)	Note 4	15,000
Long-term borrowings	50,000	—	—		50,000
Subordinated Debenture	—	—	—		—
Other liabilities	5,436	6,000	—	Note 3	11,436
Total liabilities	831,587	438,020	(11,125)		1,258,482

STOCKHOLDERS’ EQUITY

Common stock, $.01 par value; shares authorized 50,000,000, shares issued and outstanding 9,842,571, 11,480,783 issued and outstanding pro forma	98	—	16	Note 2	114
Common stock, $.01 par value; shares authorized 20,000,000, shares issued and outstanding 4,207,016	—	42	(42)	Note 2	—
Additional paid-in capital	53,401	37,758	(24,623)	Note 2	66,536
Retained earnings (deficit)	30,523	(14,661)	14,661	Note 2	30,523
Accumulated other comprehensive income (loss)	191	(67)	67	Note 2	191
Total stockholders’ equity	84,213	23,072	(9,921)		97,364
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$915,800	$461,092	$(21,047)		$1,355,845

EAGLE BANCORP, INC. AND FIDELITY AND TRUST FINANCIAL CORPORATION

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Year Ended December 31, 2007

(dollars in thousands)

	Year Ended December 31, 2007		Pro Forma		Pro Forma Combined
	Eagle	Fidelity	Adjustments		December 31, 2007
Interest Income
Interest and fees on loans	$51,931	$25,248	$(501)	Note 3	$76,678
Interest and dividends on investment securities	4,177	4,622	—		8,799
Interest on balances with other banks & other depository institutions	293	—	—		293
Interest on federal funds sold	676	753	—		1,429
Total interest income	57,077	30,623	(501)		87,199

Interest Expense
Interest on deposits	19,810	13,299	(1,775)	Note 3	31,334
Interest on customer repurchase agreements and federal funds purchased	1,887	1,710	—		3,597
Interest on other short-term borrowings	611	20	—		631
Interest on long-term borrowings	1,421	—	—		1,421
Total interest expense	23,729	15,029	(1,775)		36,983

Net Interest Income	33,348	15,594	1,273		50,215
Provision for Credit Losses	1,643	1,861	—		3,504
Net Interest Income After Provision For Credit Losses	31,705	13,733	1,273		46,711

Noninterest Income
Service charges on deposits	1,491	231	—		1,722
Gain on sale of loans	1,036	—	—		1,036
Gain on sale of investment securities	6	—	—		6
Increase in the cash surrender value of bank owned life insurance	455	—	—		455
Income from subordinated financing	1,252	—	—		1,252
Other income	946	334	—		1,280
Total noninterest income	5,186	565	—		5,751

Noninterest Expense
Salaries and employee benefits	14,167	6,851	—		21,018
Premises and equipment expenses	4,829	2,666	—		7,495
Marketing and Advertising	465	175	—		640
Legal, accounting and professional fees	611	1,440	—		2,051
Other expenses	4,849	1,705	—		6,554
Amortization of intangible	—	—	359	Note 3	359
Total noninterest expense	24,921	12,837	359		38,117

Income (Loss) From Continuing Operations Before Income Tax Expense	11,970	1,461	914		14,345

Income Tax Expense (Benefit)	4,269	541	—		4,810
Income from Continuing Operations	7,701	920	914		9,535
Loss from Discontinued Operations	—	(15,855)	—		(15,855)
Income Tax Benefit	—	(1,557)	—		(1,557)
Net Income (Loss)	$7,701	$(13,378)	$914		$(4,763)

Earnings (Loss) Per Share
Basic	$0.80	$(3.18)	—		$(0.42)
Diluted	$0.78	$(3.16)	—		$(0.41)
Dividends Declared Per Share	$0.24	$—	—		$0.20
Weighted Average Shares Outstanding - Basic	9,573,851	4,205,633	(2,567,421)		11,212,063
Weighted Average Shares Outstanding - Diluted	9,863,614	4,230,616	(2,592,404)		11,501,826

EAGLE BANCORP, INC. AND FIDELITY AND TRUST FINANCIAL CORPORATION

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

For the Six Months Ended June 30, 2008

(dollars in thousands)

	Six Months Ended June 30, 2008		Pro Forma		Pro Forma Combined
	Eagle	Fidelity	Adjustments		June 30, 2008
Interest Income
Interest and fees on loans	$25,824	$11,284	$(251)	Note 3	$36,857
Interest and dividends on investment securities	2,127	2,243	—		4,370
Interest on balances with other banks & other depository institutions	—	—	—		—
Interest on federal funds sold	58	143	—		201
Total interest income	28,009	13,670	(251)		41,428

Interest Expense
Interest on deposits	8,336	6,255	(1,183)	Note 3	13,408
Interest on customer repurchase agreements and federal funds purchased	695	523	—		1,218
Interest on other short-term borrowings	298	192	—		490
Interest on long-term borrowings	838	—	—		838
Total interest expense	10,167	6,970	(1,183)		15,954

Net Interest Income	17,842	6,700	932		25,474
Provision for Credit Losses	1,534	756	—		2,290
Net Interest Income After Provision For Credit Losses	16,308	5,944	932		23,184

Noninterest Income
Service charges on deposits	913	159	—		1,072
Gain on sale of loans	279	—	—		279
Gain on sale of investment securities	10	—	—		10
Increase in the cash surrender value of bank owned life insurance	233	—	—		233
Income from subordinated financing	—	—	—		—
Other income	475	238	—		713
Total noninterest income	1,910	397	—		2,307

Noninterest Expense
Salaries and employee benefits	7,286	3,540	—		10,826
Premises and equipment expenses	2,183	1,595	—		3,778
Marketing and Advertising	195	54	—		249
Legal, accounting and professional fees	408	936	—		1,344
Other expenses	2,668	1,311	—		3,979
Amortization of intangible	—		180	Note 3	180
Total noninterest expense	12,740	7,436	180		20,356

Income (Loss) From Continuing Operations Before Income Tax Expense	5,478	(1,095)	753		5,136

Income Tax Expense (Benefit)	1,972	(428)			1,544
Income from Continuing Operations	3,506	(667)	753		3,592
Loss from Discontinued Operations	—	(1,187)	—		(1,187.00)
Income Tax Benefit	—	—	—		—
Net Income (Loss)	$3,506	$(1,854)	$753		$2,405

Earnings (Loss) Per Share
Basic	$0.36	$(0.44)	—		$0.21
Diluted	$0.35	$(0.44)	—		$0.21
Dividends Declared Per Share	$0.12	$—	—		$0.10
Weighted Average Shares Outstanding - Basic	9,807,371	4,207,016	(4,207,016)		11,212,063
Weighted Average Shares Outstanding - Diluted	9,926,334	4,207,016	(4,207,016)		11,501,826

EAGLE BANCORP, INC. (“Eagle”) AND FIDELITY & TRUST FINANCIAL CORPORATION (“Fidelity”)

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

For the Year Ended December 31, 2007 and For the Six Months Ended June 30, 2008

Note 1. Basis of Presentation:

The merger was accounted for as an acquisition by Eagle of Fidelity using the purchase method of accounting and, accordingly, the assets and liabilities of Fidelity were recorded at their respective fair values on the date the merger was completed.

The merger was effected by the issuance of shares of Eagle stock, $0.01 par value per share, to Fidelity stockholders. Upon the effectiveness of the merger on August 31, 2008, each share of Fidelity common stock, $0.01 par value per share, was automatically converted into and exchanged for 0.3894 shares of Eagle common stock. The shares of Eagle common stock issued in the merger had a value of $8.0284 per share, based on the average closing price for Eagle common stock for the five business days immediately preceding the date which was two business days before the closing date.

The pro forma financial statements include adjustments to record assets and liabilities of Fidelity at their respective fair values.

The following pro forma financial statements reflecting the merger included herewith:

•                  Pro forma combined consolidated balance sheet at June 30, 2008 - this balance sheet assumes the transaction occurred at the end of the period

•                  Pro forma combined consolidated income statements for the year ended December 31, 2007 and the six months ended June 30, 2008 - these income statements assume the transaction occurred at the beginning of the period.

The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the transaction been completed at the beginning or the end of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2. Adjustments to Equity:

The pro forma financial information reflects the issuance of 1,638,212 shares of Eagle common stock with an aggregate par value of approximately $16,382.

The pro forma financial statements include adjustments to stockholders’ equity for the elimination of Fidelity’s accumulated other comprehensive loss of $67 thousand and the elimination of Fidelity’s undivided deficit of $14.7 million. All of these amounts have been reclassified into surplus. No value has been attributed to the outstanding Fidelity stock options to be assumed upon the merger as they are all out of the money at the assumed conversion ratio of 0.3894.

The table below provides the calculation of the number of shares issued and pro forma adjustment to stockholders’ equity:

As of June 30, 2008		4,207,016
Conversion ratio		0.3894
Eagle Bancorp stock issued		1,638,212

Pro Forma Adjustments to Stockholders’ Equity
Purchase Price:
Shares of Eagle Bancorp common stock issued	1,638,212
Eagle Bancorp par value	$0.01	16,382
Less FTFC’s common stock		(42,000)
Common stock adjustment		(25,618)

Additional paid-in capital adjustment
Purchase price - F&T’s common stock (Note 3)		$13,152,221
Purchase price - estimated fair value of
FTFC’s stock options		—
FTFC’s retained earnings (deficit)		(14,661,000)
FTFC’s accumulated other comprehensive gain		(67,000)
FTFC’s shareholders equity		(23,072,000)
Additional paid-in capital adjustment		(24,623,161)

Retained earnings (deficit) adjustment - FTFC		14,661,000
Elimination of FTFC’s accumulated other comprehensive loss		67,000
Total stockholders’ equity adjustment		$(9,920,779)

Note 3. Purchase Accounting Adjustments:

The purchase accounting adjustments included in the pro forma balance sheet at June 30, 2008 include the following:

Loan premiums	$1,253,745	(life of 30 months)
Deferred income taxes (net of 75% valuation reserve)	$1,070,262
Core deposit intangible	$2,304,272	(life of 77 months)
Time deposits premiums	$1,774,524	(life of 9 months)
Cash (direct transactions cost, after tax)	$2,946,000

The table below identifies all pro-forma purchase accounting adjustments as well as the unidentified intangible recorded as Negative Goodwill:

Purchase Price:
FTFC common shares outstanding	4,207,016
Conversion ratio	0.3894	1,638,212
Eagle Bancorp average closing price		$8.0284
Purchase Price of FTFC common shares		13,152,221
Estimated fair value of FTFC stock options		—
Purchase Price (excluding direct transaction costs)		13,152,221
Direct Transaction Costs		2,944,948
Purchase Price (including direct transaction costs)		16,097,169

Net Assets Acquired:
F&T shareholders equity		23,072,000
Excess of carrying value of net assets acquired over purchase price		(6,974,831)

Estimated adjustments to reflect fair value of assets acquired and liabilities assumed:
Estimated core deposit intangible
F&T’s core deposits	$178,228,715
Premium Rate	1.29%
		(2,304,272)
Fair Value Adjustment on Loans		(1,253,745)
Fair Value Adjustment on Time Deposits		1,774,524
Deferred Tax on NOL carryforward (net of 75% valuation reserve)		(1,070,262)
Negative Goodwill		$(9,828,586)

Note 4. Intercompany Transactions:

Elimination of an intercompany loan from EagleBank to Fidelity of $12,900,000.

Note 5. Direct Transaction Costs:

In connection with the merger, Eagle and Fidelity have begun to further develop their preliminary plans to consolidate the operations of Eagle and Fidelity. Over the next several months, specific details of these plans will be refined. Eagle and Fidelity are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Eagle or Fidelity and certain service providers. The costs associated with such decisions will be recorded as purchase accounting adjustments, which would have the effect of increasing the amount of the purchase price allocable to goodwill. It is expected that all such costs will be identified and recorded within six months of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The pro forma combined balance sheet includes a preliminary estimate of such after tax costs of $2.9 million.  See note 3 above for additional discussion.

The following table identifies the material non-recurring direct transaction costs and the periods in which they are expected to be incurred:

		Charged to Fidelity‘s Beginning Equity Position	Deducted From Additional Paid in Capital	Capitalized as Goodwill	Depreciation or Amortization Expense for the Period Ended	Depreciation or Amortization Expense for the Period Ended	Depreciation or Amortization Expense for Subsequent
Type of Cost	Amount	12/31/07	12/31/07	12/31/07	12/31/07	6/30/08	Periods
Professional Services	$1,644,272	$510,035	$195,290	$1,544,482	$—	$—	$—
Change of Control	357,103	—	—	357,103	—	—	—
Cost of Combining Insitutions	355,453	—	—	355,453	—	—	—
Investment in New Hardware	20,000	—	—	—	6,667	3,333	10,000
Investment in New Software	342,000	—	—	—	114,000	57,000	171,000
Charge-offs - Obsolesence	226,120	183,460		42,660	—	—	—
Total	$2,944,948	$693,495	$95,290	$2,299,698	$120,667	$60,333	$181,000

Note 6. Excess of Fair Value of Acquired Net Assets Over Cost:

The pro forma negative goodwill of $9.8 million (see note 3) has been allocated as a pro rata reduction of the amounts assigned to all assets acquired except the following:

•                  financial assets other than investments accounted for by the equity method

•                  assets to be disposed of by sale

•                  deferred tax assets

•                  prepaid assets relating to pension or other postretirement benefit plans

•                  other current assets

At June 30, 2008 Eagle allocated $3.3 million to premises and equipment and $6.5 million to other assets.